Exhibit 99

News Release	TRW Inc. 1900 Richmond Road Cleveland, OH 44124

For Immediate Release	Contact Judy Wilkinson or Barrett Godsey Joele Frank, Wilkinson Brimmer Katcher 212-355-4449

Jay McCaffrey, TRW Media 216-291-7179

Ron Vargo, TRW Investors 216-291-7506

TRW STATEMENT CONCERNING UNSOLICITED
PROPOSAL BY NORTHROP GRUMMAN

CLEVELAND, Feb. 22, 2002 —.TRW Inc. (NYSE: TRW) acknowledged receipt from Northrop Grumman of an unsolicited proposal of $47 in Northrop common stock for each share of TRW common stock. TRW’s Board of Directors will address the Northrop proposal in order to determine the appropriate course, which will serve the best interests of TRW’s shareholders and other constituencies. Shareholders need take no action at this time.

TRW finds it regrettable that Northrop Grumman has chosen to make this proposal immediately following the unexpected departure of its former Chief Executive Officer, David Cote, and the aberationally low stock price that resulted.

TRW provides advanced-technology products and services for the aerospace, systems, and automotive markets.

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